Exhibit 4.1

DUKE ENERGY OHIO, INC.
(FORMERLY NAMED “THE CINCINNATI GAS & ELECTRIC COMPANY”)
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
(SUCCESSOR TRUSTEE TO THE BANK OF NEW YORK MELLON
AND TO IRVING TRUST COMPANY)

FORTY-FIRST SUPPLEMENTAL INDENTURE
DATED AS OF DECEMBER 17, 2009
TO
FIRST MORTGAGE
DATED AS OF AUGUST 1, 1936

Creating First Mortgage Bonds, 2.10% Series, Due June 15, 2013

     FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of December 17, 2009, between DUKE ENERGY OHIO, INC. (hereinafter sometimes referred to as the “Company”), a corporation organized and existing under the laws of the State of Ohio, formerly named The Cincinnati Gas & Electric Company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, and the successor trustee to The Bank of New York Mellon and Irving Trust Company (hereinafter sometimes referred to as the “Trustee”), whose mailing address is 525 Vine Street, Suite 900, Cincinnati, Oh 45202.
RECITALS OF THE COMPANY
     The Indenture, dated as of August 1, 1936 (the “Original Indenture”) was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the bonds.
     The Company has heretofore executed and delivered to the Trustee forty supplemental indentures for the purposes recited therein, including creating series of Securities and otherwise amending, restating and supplementing the Original Indenture (the Original Indenture, as so amended, restated and supplemented, being hereinafter called the “Indenture”).
     The Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to make, execute and deliver to the Trustee this Forty-first Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01, 13.01 and 16.02 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a new series of Securities under the Indenture in an aggregate principal amount of $250,000,000 to be designated as “First Mortgage Bonds, 2.10% Series, Due June 15, 2013”) (hereinafter referred to as the “Bonds of Series Due 2013”).
     All things necessary to make the Bonds of Series Due 2013 herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Forty-first Supplemental Indenture a valid and binding agreement supplemental to the Indenture, have been done and performed.
THIS FORTY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     In consideration of the premises and of the acceptance and purchase of the Bonds of Series Due 2013, the Company hereby covenants and agrees to and with the Trustee as follows:
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ARTICLE ONE.
DEFINITIONS
SECTION 1.01. DEFINITIONS.
     Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.
ARTICLE TWO.
FIRST MORTGAGE BONDS, 2.10% SERIES, DUE JUNE 15, 2013
SECTION 2.01. CREATION AND DESIGNATION OF BONDS OF SERIES DUE 2013.
     There is hereby created a series of Securities to be issued under and secured by the Indenture, to be designated as “First Mortgage Bonds, 2.10% Series, Due June 15, 2013 (herein sometimes referred to as the “Bonds of Series Due 2013”).
SECTION 2.02. AGGREGATE PRINCIPAL AMOUNT OF BONDS OF SERIES DUE 2013 ISSUABLE.
     (a) The principal amount of Bonds of Series Due 2013 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000) (except for Bonds of Series Due 2013 authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of Series Due 2013 pursuant to Section 3.04, 3.05, 3.06, 5.06 or 13.06 of the Indenture and except for any Bonds of Series Due 2013 which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered hereunder).
     (b) The Bonds of Series Due 2013 in the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of Property Additions issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 16.02 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by said Section 16.02.

SECTION 2.03. BOOK-ENTRY SYSTEM.
     The following provisions shall apply to the Bonds of Series Due 2013.
     (a) The Bonds of Series Due 2013 shall be issued in fully registered form only. However, except as provided elsewhere in this Section, the registered owner of all of the Bonds of Series Due 2013 initially shall be The Depository Trust Company (“DTC”) or its nominee, and such Bonds of Series Due 2013 initially shall be registered in the name of DTC or its nominee. Payment of the principal or Redemption Price of or interest on Bonds of Series Due 2013 registered in the name of DTC or its nominee shall be made in the manner specified in DTC’s rules and by-laws. DTC (and any successor securities depository) and its (or their) participating institutions (collectively “Participants”) shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Bonds of Series Due 2013 (the “Book-Entry System”).
     (b) The Bonds of Series Due 2013 initially shall be issued in the form of one or more authenticated, fully registered bonds for such series (each a “Global Security”) which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of the Bonds of Series Due 2013 issued under the Indenture and this Forty-first Supplemental Indenture, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and this Forty-first Supplemental Indenture, (iv) shall be registered in the name of DTC or its nominee, and delivered to DTC or its nominee or a custodian therefor, and (v) shall contain the following legend on the face thereof:
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.
     Unless and until it is exchanged in whole or in part for Bonds of Series Due 2013 in definitive certificated form, each Global Security representing the Bonds of Series Due 2013 may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.
     (c) The Trustee and the Company may treat DTC or its nominee, or any successor securities depository or nominee thereof (collectively, the “Depository”) as the sole and exclusive owner of the Bonds of Series Due 2013, registered in its name for the purposes of payment of the principal or Redemption Price of or interest on the Bonds of Series Due 2013, giving any notice permitted or required to be given to Holders of the Bonds of Series Due 2013, under the Indenture or this Forty-first Supplemental Indenture, registering the transfer of the Bonds of Series Due 2013, obtaining any consent or other action to be taken by Holders of the Bonds of Series Due 2013, and for all other purposes whatsoever and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in the Bonds of Series Due 2013 under or through the Depository or any Participant, or any other Person which is not shown on the Security Register as being a Holder of the Bonds of Series Due 2013 with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal or Redemption Price of or interest on the Bonds of Series Due 2013; (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Bonds of Series Due 2013, in respect of the principal or Redemption Price of or interest on the Bonds of Series Due 2013 or (iv) any consent or other action taken by the Depository as owner of the Bonds of Series Due 2013. The Trustee shall pay all principal or Redemption Price of and interest on the Bonds of Series Due 2013 only to or upon the order of the registered Holder or Holders of the Bonds of Series Due 2013, as shown on the Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal or Redemption Price of and interest on the Bonds of Series Due 2013, to the extent of the sum or sums so paid. Except as hereinafter provided, no Person other than a Holder of the Bonds of Series Due 2013, as shown on the Security Register, shall receive an authenticated Bond evidencing the obligation of the Company to make payment of the principal or Redemption Price of and interest on the Bonds of Series Due 2013, pursuant to the Indenture or this Forty-first Supplemental Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co, and subject to the provisions of the Indenture, the word “Cede & Co.”, as used in this Forty-first Supplemental Indenture, shall refer to each new nominee of DTC.
     (d) In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Bonds of Series Due 2013, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry

System is no longer in the best interests of such holders of beneficial interests in the Bonds of such Series, then the Trustee shall notify the Depository and the Company, and the Depository will notify the Participants of the availability through the Depository of definitive certificated Bonds of such Series. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order, for the authentication and delivery of definitive certificated Bonds of Series Due 2013, will authenticate and deliver Bonds of such Series in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-first Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Securities and in exchange for such Global Security or Securities.
     (e) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Bonds of Series Due 2013, or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Exchange Act or other applicable statute or regulation, the Company may appoint a successor Depository with respect to the Bonds of such Series. If a successor Depository for the Bonds of such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds of Series Due 2013, will authenticate and deliver Bonds of such Series in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-first Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Global Securities and in exchange for such Global Security or Global Securities.
     (f) The Company may at any time and in its sole discretion and subject to the procedures of the Depository determine that the Bonds of Series Due 2013 shall no longer be represented by a Global Security or Global Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds of Series Due 2013, will authenticate and deliver Bonds of Series Due 2013 in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-first Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Global Securities and in exchange for such Global Security or Global Securities.
     (g) Upon the exchange of any Global Security for the Bonds of Series Due 2013 in definitive certificated form, in authorized denominations, the Global Security or Global Securities shall be cancelled by the Trustee.

     (h) Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing the Bonds of Series Due 2013 to any Participant having such Bonds of Series Due 2013 credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing the Bonds of Series Due 2013.
     (i) In connection with any notice or other communication to be provided to Holders of the Bonds of Series Due 2013 pursuant to the Indenture or this Forty-first Supplemental Indenture by the Company or the Trustee with respect to any consent or other action to be taken by Holders of such Bonds of Series Due 2013, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole Holder of the Bonds of Series Due 2013.
SECTION 2.04. DATE OF BONDS OF SERIES DUE 2013.
     Each Bond of Series Due 2013 issued prior to the first Interest Payment Date therefor shall be dated as of December 17, 2009, and otherwise shall be dated as provided in Section 3.03 of the Indenture.
SECTION 2.05. MATURITY DATES, INTEREST RATES, INTEREST PAYMENT DATES AND REGULAR RECORD DATES FOR BONDS OF SERIES DUE 2013.
     All Bonds of Series Due 2013 shall be due and payable on June 15, 2013, and shall bear interest from December 17, 2009 or the last date to which interest has been paid or duly provided for at the rate of 2.10% per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing June 15, 2010 (each such date being an Interest Payment Date for Bonds of Series Due 2013).
     Subject to certain exceptions provided in the Indenture or this Forty-first Supplemental Indenture, the interest payable on any Interest Payment Date for Bonds of Series Due 2013 shall be paid to the Person in whose name a Bond of Series Due 2013 shall be registered at the close of business on the Regular Record Date for the Bonds of Series Due 2013 (as defined in the form of the Bonds of Series Due 2013 set forth in Section 2.10) or, in the case of any Defaulted Interest therefor, in the manner and to the Person as provided in Section 3.07 of the Indenture. If any Interest Payment Date for Bonds of Series Due 2013 should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

SECTION 2.06. PLACE AND MANNER OF PAYMENT OF BONDS OF SERIES DUE 2013.
     Subject to agreements with or the rules of the Depository or any successor book-entry security system or similar system with respect to Global Securities, the principal or Redemption Price of and interest on the Bonds of Series Due 2013 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the Holder thereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on the Bonds of Series Due 2013 may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.
SECTION 2.07. DENOMINATIONS AND NUMBERING OF DEFINITIVE BONDS OF SERIES DUE 2013.
     Definitive Bonds of Series Due 2013 shall be issuable in denominations of $2,000 and multiples of $1,000 in excess thereof, numbered consecutively from “R-1” upward.
SECTION 2.08. TEMPORARY BONDS OF SERIES DUE 2013 AND EXCHANGE THEREOF.
     Pursuant to the provisions of Section 3.04 of the Indenture, Bonds of Series Due 2013 may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds of Series Due 2013 and exchange the temporary bonds for such definitive bonds in the manner provided for in said Section, provided, however, no presentation or surrender of temporary Bonds of Series Due 2013 shall be necessary in order for the Holders entitled to interest thereon to receive such interest.
SECTION 2.09. REDEMPTION PROVISIONS OF THE BONDS OF SERIES DUE 2013.
     (a) The Bonds of Series Due 2013 may be redeemed at the option of the Company, as a whole or in part at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds of Series Due 2013 to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15% (15 basis points), plus, in each case, accrued interest to the Redemption Date. For the avoidance of doubt, interest that is due and payable on an Interest Payment Date for the Bonds of Series Due 2013 falling on or prior to a Redemption Date therefor will be payable on such

Interest Payment Date in accordance with the Bonds of Series Due 2013 and this Indenture. The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.
     (b) For purposes of this Section, except as otherwise expressly provided or unless the context otherwise requires:
     “Business Day” means any day other than a day on which banks in New York City are required or authorized to be closed.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds of Series Due 2013 to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds of Series Due 2013.
     “Comparable Treasury Price” means, with respect to any Redemption Date for the Bonds of Series Due 2013, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means each of Barclays Capital Inc. and RBS Securities Inc., plus three other financial institutions appointed by the Company at the time of any redemption or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by the Reference Treasury Dealers at 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     (c) Notice of any redemption by the Company will be mailed at least thirty (30) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds of Series Due 2013 to be redeemed. If less than all the Bonds of Series Due 2013 are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of Series Due 2013 to be redeemed in whole or in part.
     (d) Unless the Company defaults in payment of the Redemption Price therefor, on and after any Redemption Date therefor, interest will cease to accrue on the Bonds of Series Due 2013 or portions thereof called for redemption.
     (e) The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including reasonable attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly, by any act or omission of the Trustee with respect to this Section 2.09, except for such that would arise out of the gross negligence, willful misconduct or bad faith of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.
SECTION 2.10. FORM OF THE BONDS OF SERIES DUE 2013.
     The Bonds of Series Due 2013 and the Trustee’s certificate to be endorsed thereon shall be substantially in the following form:
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(Form of Bond of Series Due 2013)
[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.]1

No. R- CUSIP No: 26442E AB 6 ISIN: US26442EAB65	$
Duke Energy Ohio, Inc.
First Mortgage Bond, 2.10% Series,
Due June 15, 2013
     Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                                          Dollars ($        ) on the fifteenth day of June, 2013 and to pay interest on said sum from December 17, 2009 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rate of 2.10% per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing June 15, 2010 (each such date herein called an “Interest Payment Date”). The principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.
     This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended and as amended and restated by all supplemental

[1]	This should be included only if the Bonds of Series Due 2013 are being issued in global form.

indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said Securities. Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture. By the terms of the Indenture, the Securities secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.
     This bond is one of a series designated as “First Mortgage Bonds, 2.10% Series, Due June 15, 2013” (hereinafter referred to as the “Bonds of Series Due 2013”) of the Company issued under and secured by the Indenture and created by a Forty-first Supplemental Indenture, dated as of December 17, 2009.
     Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the person as provided in the Indenture. If any Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.
     The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds of Series Due 2013, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day); provided, however, that so long as the Bonds of Series Due 2013 are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.
     The Bonds of Series Due 2013 may be redeemed at the option of the Company, as a whole or in part at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds of Series Due 2013 to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15% (15 basis points), plus, in the case of each of clause (1) and (2), accrued and unpaid interest, if any, to the Redemption Date. For the avoidance of doubt, interest that is due and payable on an Interest Payment Date falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds of Series Due 2013 and the Indenture.

     Notice of any redemption by the Company will be mailed at least thirty (30) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds of Series Due 2013 to be redeemed. If less than all the Bonds of Series Due 2013 are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of Series Due 2013 to be redeemed..
     The Bonds of Series Due 2013 are not otherwise redeemable prior to their maturity.
     Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Bonds of Series Due 2013, interest will cease to accrue on the Bonds of Series Due 2013 or portions thereof called for redemption.
     In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.
     No recourse shall be had for the payment of the principal or Redemption Price of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.
     The Bonds of Series Due 2013 are issuable only in registered form without coupons. This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.
     The Bonds of Series Due 2013 are issuable in denominations of $2,000 and multiples of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, Bonds of Series Due 2013 are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of

The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York.
     No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.
     In Witness Whereof, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.
Dated as of:

Duke Energy Ohio, Inc.
By
Authorized Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By
Authorized Officer

[End of Article Two.]

ARTICLE THREE.
MISCELLANEOUS
SECTION 3.01. INDENTURE RATIFIED AND CONFIRMED.
     The Indenture, as supplemented by this Forty-first Supplemental Indenture, is in all respects ratified and confirmed and shall be read, taken and construed as one and the same instrument.
SECTION 3.02. EXECUTION IN COUNTERPARTS
     This Forty-first Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 3.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS.
     The Article and Section headings in this Forty-first Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 3.04. SUCCESSORS AND ASSIGNS.
     All covenants and agreements in this Forty-first Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.
SECTION 3.05. SEPARABILITY CLAUSE.
     In case any provision in this Forty-first Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 3.06. BENEFITS OF INDENTURE.
     Nothing in this Forty-first Supplemental Indenture or the Bonds of Series Due 2013, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Bonds of Series Due 2013, any benefit or any legal or equitable right, remedy or claim under this Forty-first Supplemental Indenture.

SECTION 3.07. GOVERNING LAW.
     This Forty-first Supplemental Indenture and the Bonds of Series Due 2013 shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the Trust Indenture Act shall be applicable, and (b) that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee shall be governed by the laws of the State of New York.
SECTION 3.08. TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.
     The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-first Supplemental Indenture.

[Execution pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Forty-first Supplemental Indenture to be duly executed as of the day and year first above written.

Duke Energy Ohio, Inc.
By	/s/ M. Allen Carrick
M. Allen Carrick
Assistant Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee
By	/s/ Theresa Crawford
Theresa Crawford
Senior Associate

State of North Carolina	)
) ss:
County of Mecklenburg	)
     Be It Remembered, that on this 16th day of December, 2009, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared M. Allen Carrick, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be an Assistant Treasurer of Duke Energy Ohio, Inc., an Ohio corporation, and acknowledged that he signed and delivered said instrument as his free and voluntary act as such Assistant Treasurer, and as the free and voluntary act of said Duke Energy Ohio, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to him by resolution of the Board of Directors of said Company.
     In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.
(Notarial Seal)

/s/ Phoebe P. Elliott
Notary Public

Name: Phoebe P. Elliott Commission Expiration: June 26, 2011

State of Ohio	)
) ss:
County of Hamilton	)
     Be It Remembered, that on this 15th day of December, 2009, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Theresa Crawford, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Associate of The Bank of New York Mellon Trust Company, N.A., a national banking association, and acknowledged that she signed and delivered said instrument as her free and voluntary act as such Senior Associate, and as the free and voluntary act of said The Bank of New York Mellon Trust Company, N.A., for the uses and purposes therein set forth; in pursuance of the power and authority granted to her by the bylaws of said association.
     In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.
(Notarial Seal)

/s/ Jacqueline M. Dever
Notary Public

Name: Jacqueline M. Dever Commission Expiration: 10-08-2013

This instrument was prepared by:
Bradley C. Arnett, Esq.
Frost Brown Todd LLC
2200 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202